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Exhibit 5


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 4, 1997, which appears on page 9 of the 1996 Annual Report to Stockholders of National Sanitary Supply Company which is incorporated by reference in the 1996 Annual Report on Form 10-K of National Sanitary Supply Company for the year ended December 31, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page S-2 of such Annual Report on Form 10-K.



/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP


Cincinnati, Ohio
July 31, 1997












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